INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of AK Steel Holding Corporation dated September 30, 1999 of our report dated February 5, 1999 and incorporated by reference in Registration Statement No. 333-82035 of AK Steel Holding Corporation on Form S-4 under the Securities Act of 1933 insofar as such reports relate to the financial statements and financial statement schedules of Armco Inc. for the year ended December 31, 1998.


Deloitte & Touche LLP
Pittsburgh, Pennsylvania
September 30, 1999